EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-223343) and Form S-8 (Nos. 333-130304, 333-136464, 333-167690, 333-190508 and 333-211617) of Nu Skin Enterprises, Inc. of our report dated February 14, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Salt Lake City, Utah
February 14, 2019